UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2006

SI International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

12012 Sunset Hills Road
8th Floor
Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code:     (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On February 27, 2006, contemporaneously with the closing of its acquisition of Zen Technology, Inc. (“Zen Technology”), as further discussed below, SI International, Inc. and its subsidiaries (“SI International”) entered into a First Amendment to the Amended and Restated Credit Agreement (“First Amendment”) with a syndicate of lenders, including Wachovia Bank, National Association, a national banking association, which acted as administrative agent for the lenders.

The First Amendment amended the terms and conditions of the Amended and Restated Credit Agreement entered into on February 9, 2005 (the “Credit Agreement”), by (i) establishing a new term loan in principal amount of $129.25 million, which replaced the then existing term loan under the Credit Agreement, (ii) reducing both the base rate margin and the LIBOR margin on the term facility, (iii) increasing the leverage ratio for the financial covenants and (iv) amending certain restrictive covenants. The principal balance of the new term loan is to be repaid in twenty-one (21) quarterly installments commencing March 31, 2006, with the balance due upon the expiration of the Credit Agreement on February 9, 2011. If an event of default occurs and is continuing, SI International may be required immediately to repay all amounts outstanding under the Credit Agreement, as amended.

The funds borrowed under the new term loan will be used to (i) refinance the $99.25 million in principal remaining under the then existing term loan under the Credit Agreement and to pay any and all fees and expenses related thereto; (ii) to finance the acquisition of Zen Technology and pay any and all fees and expenses related thereto; and (iii) to provide for working capital expenditures, and other general corporate uses.

As amended, the borrowing capacity under the Credit Agreement totals $189.25 million and is comprised of a $60 million five-year revolving credit facility and a $129.25 million term loan facility. Additionally, a $75 million uncommitted incremental term loan facility will be available upon SI International’s request at any time for up to two years from the date of the Credit Agreement from one or more of the lenders.

The foregoing description is qualified in its entirety by reference to the First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

On February 27, 2006, SI International entered into the First Amendment, the terms of which are described in Item 1.01 above.

Item 8.01                                             Other Events.

On February 27, 2006, SI International closed the acquisition of Zen Technology, a Virginia corporation, pursuant to a Stock Purchase Agreement dated February 8, 2006 (the “Agreement”) by and among SI International, Zen Technology, and Donald E. Reed, Leslie W. Butler, Barbara M. Reed and Cindy Andre (the “Sellers”). The terms of the Agreement provide that SI International will acquire all of the outstanding capital stock of Zen Technology for $60 million in cash, of which $6 million will be held back by SI International for 15 months after closing in order to secure post-closing indemnity obligations of the Sellers. The purchase price is subject to a two-way adjustment based upon whether the working capital of Zen Technology at the closing of the acquisition is above or below the target working capital specified in the Agreement. Each of the parties to the Agreement has made customary representations and warranties and agreed to certain indemnification obligations. The Agreement also contemplates a non-competition covenant agreed to by each of the Sellers and a post-closing consulting relationship between SI International and each of Mr. Reed, Ms. Butler and Ms. Andre.

SI International’s February 27, 2006 press release announcing the closing of the acquisition of Zen Technology is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

First Amendment to Amended and Restated Credit Agreement, dated February 27, 2006, by and among SI International, as the Parent Borrower, each of the Subsidiary Borrowers identified on the signature pages thereto, the several banks and financial institutions from time to time parties to such Amended and Restated Credit Facility, and Wachovia Bank, National Association, as Administrative Agent.*

99.1	Press Release Dated February 27, 2006*

*  Included with this filing.

The press release filed herewith contains various remarks about the future expectations, plans and prospects of SI International, Inc. that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. The actual results of SI International may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the following risks and uncertainties that relate specifically to the acquisition: (i) the risk that the Zen Technology businesses will not be integrated successfully into SI International; (ii) the risk that the expected benefits of the acquisition may not be realized, including the realization of accretive effects from the acquisition and cross-selling opportunities; and (iii) SI International’s increased indebtedness after the acquisition. Other non-acquisition related risks and uncertainties include: differences between authorized amounts and amounts received by SI International under government contracts; government customers’ or prime contractor’s failure to exercise options under contracts; changes in Federal government (or other applicable) procurement laws, regulations, policies and budgets; SI International’s ability to attract and retain qualified personnel; and the important factors discussed in the Risk Factors section of the annual report on Form 10-K filed by SI International, Inc. with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

	By:	/s/ James E. Daniel
James E. Daniel
Vice President & General Counsel

Dated: March 3, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

First Amendment to Amended and Restated Credit Agreement, dated February 27 2006,  by and among SI International, as the Parent Borrower, each of the Subsidiary Borrowers identified on the signature pages thereto, the several banks and financial institutions from time to time parties to such Amended and Restated Credit Agreement, and Wachovia Bank, National Association, as Administrative Agent.*

99.1	Press Release Dated February 27, 2006*

*  Included with this filing.